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                                                                 EXHIBIT (23)-13

                            PORTER, WHITE & COMPANY

                    CONSENT OF PORTER, WHITE & COMPANY, INC.

     We hereby consent to the inclusion in this Registration Statement on Form S-4 of The Banc Corporation of the form of our letter to the Board of Directors of City National Corporation, included as Annex G to the Prospectus-Joint Proxy Statement that is part of the Registration Statement, and to the references to such letter and to our firm in such Prospectus-Joint Proxy Statement. In giving such consent we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          PORTER, WHITE & COMPANY, INC.

                                          By:     /s/ CHARLES K. PORTER
                                            ------------------------------------
                                                     Charles K. Porter
                                                  Executive Vice President

September 30, 1998